SUB-ITEM 77(I)
                       TERMS OF NEW OR AMENDED SECURITIES

The Brown Advisory International Fund's Prospectus and Statement of Additional Information contained in Parts A and B of Post-Effective amendment No. 125 to the Registrant's Registration Statement on Form N-1A are incorporated by reference as filed via EDGAR on January 27, 2003 (accession number 0001004402-03-000044).

The Brown Advisory Value Equity Fund's Prospectus and Statement of Additional Information contained in Parts A and B of Post-Effective amendment No. 126 to the Registrant's Registration Statement on Form N-1A are incorporated by reference as filed via EDGAR on January 27, 2003 (accession number 0001004402-03-000047).